UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2011

ZAYO GROUP, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-169979	26-201259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Centennial Parkway, Suite 200, Louisville, CO 80027

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 381-4683

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure

On December 30, 2011, Zayo Colocation, Inc. (“zColo”), a subsidiary of Zayo Group, LLC (the “Company”) entered into an Asset Purchase Agreement with Mercury Marquis Holdings, LLC (“MarquisNet”). The agreement was consummated on the same date, at which time, zColo acquired substantially all of the net assets of MarquisNet for a purchase price of approximately $15.9 million, subject to post-closing adjustments.

The acquisition was funded with a draw on the Company’s revolving line-of-credit (the “Revolver”). Subsequent to the acquisition, the Company has $63.3 million available on its Revolver.

The acquired MarquisNet business operates a single 28,000 square foot data center which provides colocation services in Las Vegas, Nevada. With this acquisition, the Company’s zColo business unit operates twelve interconnect-focused colocation facilities.

The Company issued a press release on January 3, 2012 announcing the closing of the Asset Purchase Agreement. Annualized revenue from the Company’s zColo business unit of $38.7 million and annualized adjusted EBITDA from zColo of $13.5 million during the three months ended September 30, 2011 is disclosed within the press release.

We define Adjusted EBITDA as earnings before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude transaction costs, stock-based compensation, and certain non-cash items. We use EBITDA and Adjusted EBITDA to evaluate operating performance and liquidity, and these financial measures are among the primary measures used by management for planning and forecasting of future periods. We believe Adjusted EBITDA is especially important in a capital-intensive industry such as telecommunications. We further believe that the presentation of EBITDA and Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures.

We also monitor EBITDA as we have debt covenants that restrict our borrowing capacity that are based on a leverage ratio which utilizes EBITDA.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation from, or as substitutes for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA:

•	does not reflect capital expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;

•	does not reflect changes in, or cash requirements for, our working capital needs;

•	does not reflect the significant interest expense, or the cash requirements necessary to service the interest payments, on our debt; and

•	does not reflect cash required to pay income taxes.

Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate Adjusted EBITDA in the same fashion. A reconciliation from earnings from continuing operations during the three months ended September 30, 2011to annualized Adjusted EBITDA for the Company’s zColo business unit is as follows:

September 30,
zColo
(unaudited) (in millions)
Earnings from continuing operations during the three months ended September 30, 2011	$1.8
EBITDA (add backs)
Interest expense	0.1
Provision for income taxes	—
Depreciation and amortization	1.4

EBITDA	3.3

Adjusted EBITDA (add backs)
Stock-based compensation	0.1
Transaction costs	—
Other	—

Adjusted EBITDA	$3.4

Annualized Adjusted EBITDA (quarter ended September 30, 2011 Adjusted EBITDA x 4)	$13.5

A copy of the press release is filed as Exhibit 99.1 to this filing on Form 8-K and is incorporated by reference in this Item 7.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished with this Form 8-K:

Exhibit No.	Description
99.1	Press Release dated January 3, 2012

The information contained under Item 7.01 and 9.01 of this filing on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances after the date hereof.

Investors should take into consideration, with respect to the Company, those risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011, including those under the heading “Risk Factors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAYO GROUP, LLC

By:	/s/ Ken desGarennes
Ken desGarennes
Chief Financial Officer

DATED: January 4, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 3, 2012